  Exhibit 10.4

SERVICES AGREEMENT
This Services Agreement, dated as of February 8, 2017 (the "Effective Date"), is by and between Smart Server, Inc., a Nevada corporation (the "Company"), and Halcyon Consulting, LLC, a Maryland limited liability company ("Halcyon") (each a "Party" and collectively, the "Parties").
WHEREAS, the Company has agreed to engage Halcyon to, and Halcyon has agreed to, deliver certain development and support services to the Company with respect to the technology described in Exhibit A (the "Technology").
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, subject to the terms and conditions set forth herein and intending to be legally bound, the Parties hereby agree as follows:
1.
Services
1.1.
Overview. Halcyon shall perform the services described in Exhibit A with respect to development, enhancement and support of the Technology, and such other services as agreed in writing between the Parties from time-to-time (collectively, the "Services"). At the Company's request, Halcyon shall work with and cooperate with the Company's personnel and third party service providers.
1.2.
Delivery; Remote Access. Halcyon shall deliver all software to the Company in both source code and object code format, as applicable and as requested by the Company. All audiovisual works and documentation shall be delivered in formats as requested by the Company. Throughout the Term, Halcyon shall make all work-in-progress remotely accessible to the Company on a real-time basis to enable the Company to monitor, test, download and otherwise review all work-in-progress under the Services. Such access shall be through a secure, password-protected virtual private network (or other mode mutually agreed between the Parties) accessible only by Halcyon and the Company and/or the Company's designated representatives.
1.3.
Review. All work product shall be subject to the Company's review and approval. In the event that the Company identifies any issues with the work product, Halcyon shall promptly address the issues and resubmit for review by the Company. No deliverables shall be deemed complete until finally approved and accepted by the Company.
1.4.
Workmanship. All work performed by Halcyon shall be in accordance with best practices. Halcyon shall take all necessary precautions to ensure the safety, security, integrity and quality of all work performed, including but not limited to engineering and management practices, regular backup and recovery, disaster prevention and recovery, anti-virus and intrusion prevention, server and system performance and availability, and documentation. Halcyon shall be liable for any loss of source code, designs, data, or other work or work in progress resulting from the actions of Halcyon or its subcontractors.

1.5.
Time of the Essence. Halcyon acknowledges that time is of the essence with respect to Halcyon’s obligations hereunder and agrees that prompt and timely performance of all such obligations in accordance with this Agreement is strictly required.
2.
Personnel
2.1.
Project Manager. Company shall appoint a "Project Manager" who (a) will be the primary contact with Halcyon during the Term, and (b) will have overall responsibility for managing and coordinating Halcyon's resources and cooperation with the Company hereunder.
2.2.
Staffing. Halcyon shall assign sufficient onshore personnel at appropriate levels of experience and responsibility to timely perform its obligations under this Agreement. Upon request, Halcyon shall provide the Company with an opportunity to review and approve such personnel. Halcyon acknowledges and agrees that continuity of personnel on the projects hereunder is critical to the success of the Services. Accordingly, Halcyon shall not, without the Company's prior written consent, transfer, reassign or otherwise re-deploy any onshore senior designers, engineers or other critical personnel from performance of the Services and shall not take any other action which would result in the material reduction of time expended by such personnel in performance of the Services unless such personnel cease to employed by Halcyon. Notwithstanding the foregoing, if the Company identifies an issue with any Halcyon personnel, Halcyon shall promptly meet with the Company and work to resolve the problem as mutually agreed by the parties (including, as necessary, reassigning such personnel off the Services). For purposes of this Agreement, with prior written consent of the Company, Halcyon may perform the Services through its affiliates and their personnel provided that such affiliates shall be subject to the terms of this Agreement and Halcyon shall be liable for all acts and omissions thereof. For as long as the following conditions are satisfied, Company hereby consents that Halcyon may perform Services hereunder through its offshore affiliate, Halcyon Technologies Pvt. Ltd.: (1) that certain Independent Contractor Work for Hire & Assignment Agreement by and between Halcyon and Halcyon Technologies Pvt. Ltd., in the form attached hereto as Exhibit B (the "Subcontractor Invention Assignment Agreement") remains in full force and effect, (2) neither Halcyon, nor to the knowledge of Halcyon after due inquiry, Halcyon Technologies Pvt. Ltd. are in breach of the Subcontractor Invention Assignment Agreement, and (3) Halcyon Technologies Pvt. Ltd. does not sub-subcontract the performance of the Services to any other party.
2.3.
Independent Contractor Status. Neither Halcyon nor any of its personnel shall be considered employees or agents of the Company. As between the Company and Halcyon, Halcyon shall be solely responsible for payment of any and all unemployment, social security, and other payroll related taxes, worker's compensation premiums and any other comparable taxes, premiums or payments for its employees and agents, as applicable, including any related assessments and contributions required by law. Halcyon and its personnel shall not be eligible for any of the Company's employee benefit programs, for sick or vacation leave, retirement benefits, worker's compensation benefits or unemployment benefits, and the Company shall not be liable for the payment of same to any government or agency.

2.4.
Subcontracting. Halcyon may not subcontract any of its obligations under this Agreement without the Company's prior written consent. In any event, Halcyon shall be liable for all acts and omissions of its subcontractors and such subcontractors shall be subject to all provisions applicable to Halcyon and Halcyon's personnel hereunder including, without limitation, Sections 2.3, 5, and 7.1.
3.
Payment Terms
3.1.
Fees. Except as otherwise agreed by the Parties in writing for specific Services, all Services shall be performed on a time and materials basis. Halcyon's initial hourly rates are specified in Exhibit A. After the first year of the Term, and annually thereafter, Halcyon and the Company shall agree on such rates, provided, however, the rates may not be higher than one hundred ten percent (110%) of the immediately preceding year's rates.
3.2.
Expenses. The Company shall reimburse Halcyon for any pre-approved out-of-pocket or reasonable Company-requested travel expenses in connection with performance of the Services. Halcyon shall use commercially reasonable efforts to minimize such out-of-pocket expenses. Notwithstanding the foregoing or anything else contained in this Agreement, in no event shall license fees or royalties incurred by Halcyon be a reimbursable expense.
3.3.
Invoices. Halcyon shall invoice the Company on a monthly basis for all work actually performed during the preceding month. Each invoice shall be in a form reasonably agreed upon by the Parties, including detail reasonably sufficient to enable the Company to verify the calculation of fees due thereunder. All fees and expenses are payable in U.S. dollars. The Company shall pay all undisputed invoices within thirty (30) days of receipt thereof.
3.4.
Taxes. Halcyon is responsible for any and all taxes in connection with the Services including, without limitation, income, payroll, sales, use, gross receipt or other taxes imposed upon Halcyon in connection with this Agreement.
3.5.
Records; Inspection. Halcyon shall maintain complete and accurate records relating to the Services and the performance of its duties hereunder. All records shall be maintained by Halcyon for at least three (3) years after the termination of this Agreement, and shall at all reasonable times be available for inspection or audit by the Company or its representatives. Halcyon shall, upon a request by the Company, promptly prepare and deliver to the Company and its representatives reports regarding its activities and expenses in connection with this Agreement. If the Company discovers that Halcyon has overcharged the Company by more than five percent (5%) with respect to any invoice, then Halcyon shall refund or credit the Company with the amount of such overcharge already paid by the Company, correct and resubmit all relevant invoices not yet paid by the Company, and reimburse the Company for the cost of the inspection.

4.
Term; Termination
4.1.
Initial Term; Renewals. The initial term of this Agreement shall run for a period of twenty-four (24) months from the Effective Date ("Initial Term"). Thereafter, this Agreement shall automatically renew for additional, consecutive twelve (12) month renewal periods unless either Party provides the other Party notice of non-renewal at least ninety (90) days prior to expiration of the then current term or it is terminated pursuant to Section 4.2 or 4.3 below. The initial term and all renewal terms are collectively referred to hereinafter as the "Term."
4.2.
Termination for Cause. Either Party may terminate this Agreement upon written notice if the other Party materially breaches any of its obligations and fails to cure such breach within thirty (30) days of notice thereof. Either Party may terminate this Agreement immediately if the other party makes a general assignment for the benefit of creditors, is subject of a petition for bankruptcy, has a receiver appointed or is otherwise declared insolvent or if the Company is liquidated. The Company may terminate this Agreement immediately by written notice to Halcyon if Halcyon violates any applicable law in the performance of the Services.
4.3.
Other Termination. Company and Halcyon may mutually agree in writing to terminate this Agreement at any time. The Company or Halcyon may terminate this Agreement or any Services hereunder at any time after the Initial Term upon ninety (90) days' prior written notice to the other.
4.4.
Effect of Termination. In the event of termination, Halcyon shall immediately deliver to the Company all Company materials, deliverables, databases, documentation and any other work in progress developed or then in development by Halcyon. With respect to software, such materials shall be delivered in both source code and object code formats. Halcyon shall also return all Confidential Information, as defined below, to the Company.
5.
Ownership
5.1.
Intellectual Property Rights. Intellectual Property Rights means all or any of the following: (a) patents, patent disclosures, and inventions (whether patentable or not); (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, together with all of the goodwill associated therewith; (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases; (d) trade secrets, know-how, and other confidential information; and (e) all other intellectual property rights, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection provided by applicable law in any jurisdiction throughout the world.

5.2.
Work Product. Halcyon hereby agrees that all items delivered by Halcyon to the Company and all information and Intellectual Property Rights arising from Halcyon's performance of the Services for the Company (such as ideas, technology, software, databases, data, inventions, concepts, designs, discoveries, developments, media, content, improvements and innovations, whether or not patentable or reduced to practice) conceived, made or developed by Halcyon whether alone or together with others, during the course of performing the Services are and shall be the sole and exclusive property of the Company. All of the rights and things described in the foregoing sentence and Intellectual Property Rights shall be defined, collectively, as the "Halcyon Work Product." Halcyon agrees that all Halcyon Work Product is created as a "work made for hire" for the Company as defined in Section 101 of the Copyright Act of 1976. To the extent any Halcyon Work Product does not qualify as, or otherwise fails to be, "work made for hire", Halcyon hereby gives, transfers and assigns to the Company all right, title and interest in and to the Halcyon Work Product, including all Intellectual Property Rights therein, and hereby assigns to the Company or waives any so-called "moral rights" or rights of droit moral in the Halcyon Work Product, to the extent permitted by law. Such assignments are perpetual, worldwide and irrevocable. Halcyon agrees to, and to cause its personnel to, execute and deliver such additional documents and take such additional reasonable actions as the Company deems necessary or convenient to perfect or evidence the Company's ownership of the Halcyon Work Product or to enable the Company to record this Agreement and/or secure rights of copyright and/or letters patent in its name, or otherwise to enforce its rights in the Halcyon Work Product in any country throughout the world or otherwise carry out the provisions of this Section 5.2.
5.3.
Company Materials. Halcyon acknowledges and agrees that all software, content, equipment and other materials provided by the Company to Halcyon in connection with this Agreement, including, without limitation, the Technology and all intellectual property rights related thereto, shall remain the exclusive property of the Company. Nothing in this Agreement shall be deemed to grant Halcyon any right or title in such materials and Halcyon shall use such materials solely to provide the Services to the Company hereunder.
5.4.
Third Party Materials. Halcyon shall not, and shall ensure that its personnel do not, incorporate any third party materials (including, without limitation, open source software, freeware, shareware, so called "public domain" materials, etc.) into any deliverables or Halcyon Work Product hereunder or into the Company materials (including, without limitation, the Technology) without the Company's prior written consent. In any event, Halcyon shall not incorporate into any deliverable (or otherwise combine, compile or otherwise integrate the Technology with) any "open source" software that is subject to a license (e.g., the GPL or Affero GPL) that could: (a) require divulgement to any third party of any source code that is part of the Company's Technology or other products; (b) grant a license to any Company intellectual property for purpose of derivative works; or (c) grant a license to any third party to redistribute any Company intellectual property at no charge.

5.5.
Pre-Existing Halcyon Materials. In addition, Halcyon shall not incorporate any Halcyon materials developed independent of Halcyon's work for the Company or NextGen Dealer Solutions, LLC as the Company's predecessor in interest into any deliverables, Halcyon Work Product or Company materials without the Company's prior written consent. In the event that Halcyon incorporates such independently developed or pre-existing Halcyon materials (or any other Halcyon know-how or other intellectual property), Halcyon hereby grants to the Company a perpetual, worldwide, sublicensable, transferrable, royalty-free, irrevocable license to use, reproduce, perform (publicly or otherwise), display (publicly or otherwise), modify, improve, create derivative works of, distribute, import, make, have made, sell, and offer to sell and otherwise exploit for all or any purposes whatsoever such Halcyon materials and Intellectual Property Rights in connection with the Company's products and services.
6.
Warranties; Covenants
6.1.
Warranties. Halcyon represents, warrants and covenants that:
6.1.1.
the Services will be performed in a timely, competent and workmanlike manner by individuals of appropriate training and experience, and that all work will meet or exceed industry standards and the Company's specifications;
6.1.2.
the deliverables and Halcyon Work Product created or contributed by Halcyon hereunder do not and will not violate or infringe upon the rights of any third party, including without limitation, Intellectual Property Rights or other proprietary rights of any kind;
6.1.3.
(i) Halcyon and its affiliates have obtained and will obtain written confidentiality, work-for-hire, and intellectual property rights assignment agreements substantially in the form provided to the Company giving the Company rights consistent with those set forth herein from all personnel, employees, independent contractors, consultants, subcontractors and co-developers of any rights they may have in the Technology, any of the deliverables or Halcyon Work Product, (ii) no person that has developed or created or will develop or create on Halcyon's behalf any software, code or other copyrightable work for the Company retains or will retain any rights, interest or title in the Technology or any software, code or other copyrightable work made part thereof and (iii) prior to the assignment set forth in Section 5.2 above, Halcyon and its affiliates did not transfer, and will not transfer, any right or interest in the foregoing (including, without limitation, a license) to any third party;

6.1.4.
except as agreed in writing by the Parties, Halcyon has not incorporated into the deliverables or any other software serviced under this Agreement any hidden or otherwise undocumented screens or other functions; or secret or otherwise undocumented sounds, images or other features unless and only to the extent that the same have been expressly approved in writing to the Company; and
6.1.5.
the deliverables and Halcyon Work Product provided by Halcyon hereunder do not, and shall not, contain any programming devices (e.g., viruses, key locks, etc.) which would (a) cause an unforeseen disruption in the performance of the software or any part of the network connected to the software, or (b) permit Halcyon personnel or other third parties to access the software or any of the Company's equipment connected to the software without the Company's authorization.
6.2.
Security. Halcyon shall use commercially reasonable efforts to protect the physical security and electronic security of the equipment utilized to provide the Services to the Company, including by using anti-virus, security and firewall technology commonly used in the industry.
6.3.
Export. In the event that Halcyon elects to use non-U.S. citizens or other offshore resources to perform any Services hereunder, Halcyon shall at all times be responsible for related regulatory compliance issues including, without limitation, obtaining any relevant export/import licenses or regulatory approvals. Software, Technology and other technical information hereunder may be subject to the export and re-export laws and regulations of the United States and other jurisdictions.
6.4.
Insurance. Throughout the Term, Halcyon shall maintain commercially reasonable insurance in accordance with industry standards and regulatory requirements, including, without limitation: (i) comprehensive commercial general liability insurance; (ii) worker's compensation insurance as required by the jurisdictions applicable to all personnel performing the Services; (iii) professional errors & omissions insurance; and (iv) cyber liability insurance.
6.5.
Liens. Halcyon shall not encumber or permit a lien on any work-in-progress, code, software or other deliverables included in the Services without the Company's prior written consent. The Company will receive good and valid title to all Halcyon Work Product, free and clear of all encumbrances or liens of any kind.
7.
Confidentiality; Non-Compete
7.1.
Halcyon acknowledges that it will have access to certain confidential information of the Company and its customers concerning their business, plans, employees, and other information held in confidence by the Company ("Confidential Information"). Confidential Information includes all information in tangible or intangible form regarding the Company, including the information that (a) relates to the Company's products and services (including, without limitation, the Technology), (b) relates to the Company's customers, or (c) is otherwise marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential. Confidential Information also includes this Agreement and all services provided by Halcyon to the Company. Halcyon agrees that it will not use in any way, for its own account or the account of any third party, except as necessary to meet its obligations under this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the Company's Confidential Information and will take reasonable precautions to protect the confidentiality of such information, at least as stringent as it takes to protect its own Confidential Information. Halcyon shall require all of its personnel involved in the Services to sign written confidentiality agreements that are at least as strict as the confidentiality requirements of this Section 7.1, and Halcyon shall remind each individual of his/her confidentiality obligations upon termination of such individual's employment with Halcyon.

7.2.
Information will not be deemed Confidential Information hereunder if such information: (i) is known to Halcyon prior to receipt from the disclosing party directly or indirectly from a source other than NextGen Dealer Solutions, LLC, its representatives or another third party having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by Halcyon or its representatives or sub-contractors; or (iv) is independently developed by Halcyon after the date of this Agreement. Halcyon may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that it gives the Company reasonable prior written notice sufficient to permit the disclosing party to contest such disclosure.
7.3.
Halcyon agrees that during the Term and for a further period of two (2) years thereafter, Halcyon and its affiliates shall not directly or indirectly (i) engage in any Restricted Business or (ii) assist, provide any services or any technology, software or other materials to any third party engaged in any Restricted Business. If requested by the Company, Halcyon shall require all of its personnel involved in providing the Services to sign a written non-competition agreement on substantially the same terms as the preceding sentence. "Restricted Business" means (i) any business that provides software programs or applications that provide inventory management to the powersports, recreational vehicle, or marine, industries (which includes, without limitation, motorcycles, all-terrain vehicles, and personal watercraft), including all ancillary functionality; and (ii) any other business in which the Company is engaged or actively pursuing at the applicable time of determination for which the Company has engaged Halcyon to provide software development services pursuant to an executed services agreement; provided, however, that a Restricted Business shall not include any business disclosed on Schedule 7.3 hereto, in the case of a business referred to in clause (i); and, in the case of a business referred to in clause (ii), that it was engaged in and had commercialized without violation of this Section 7.3 prior to the time at which the Company first engaged in or began to actively pursue that otherwise Restricted Business. Following a termination of this Agreement, the phrase "applicable time of determination" shall mean the date of termination.

7.4.
Notwithstanding anything contained in this Services Agreement to the contrary, upon a monetary default under the Subordinated Secured Confessed Judgement Promissory Note executed on the date hereof by the Company in favor of NextGen Dealer Solutions, LLC, and the failure to cure the default after the expiration of any applicable cure period, the restrictive covenants contained in Section 7.3 that restrict Halcyon shall lapse and be of no further force or effect.
7.5.
Arbitration. Any dispute whatsoever arising as to the interpretation of any provision of this Agreement or as to the rights, duties, or obligations of any of the parties hereto in connection with any provision of this Agreement, as well as any and all statutory and tort claims arising out of the same operative facts (a "Dispute"), shall be settled in accordance with the JAMS Comprehensive Arbitration Rules and Procedures (the "Rules"), and judgment on the award rendered by the arbitrator may be entered in any court in the State of Delaware having jurisdiction thereof, subject to the following conditions:
7.5.1.
The arbitration shall be held in Wilmington, Delaware and in accordance with the Rules, except that pre-hearing discovery between the parties shall be limited to the exchange of documents.
7.5.2.
The arbitration shall be heard by a single arbitrator who shall be selected mutually by the parties within 10 days of receipt of a notice of arbitration of a Dispute or, if the parties fail to select an arbitrator by mutual agreement within such 10 day period, by JAMS in accordance with the Rules. Any arbitrator selected by JAMS shall be an attorney or retired judge experienced in business matters.
7.5.3.
The hearings shall be transcribed by a certified court reporter.
7.5.4.
The arbitrator shall issue a reasoned award, which shall include a memorandum opinion discussing the facts and legal grounds supporting the award. The arbitrator appointed, rather than a court, shall determine any and all challenges and disputes with respect to the arbitrability of a Dispute and the scope of the arbitration obligation under this Agreement. Furthermore, the arbitrator shall, rather than a court, determine all challenges to the enforceability of this Agreement and the obligation to arbitrate a Dispute.

7.5.5.
Each party to any arbitration proceeding hereunder shall bear its own expenses in connection with such arbitration, including those of attorneys and experts, and each party shall bear 50% of the costs of the arbitrator and arbitration proceeding, e.g., the arbitration facilities and transcript. Failure to pay the fees of JAMS and the arbitrator when due shall constitute a separate breach of this Agreement for which the damages shall be awarded by the arbitrator and shall consist of the reasonable attorneys' fees and costs incurred to obtain payment of such fees. Notwithstanding anything in this Section 7.4.5 to the contrary, the prevailing party in any such proceeding (as determined by the arbitrator) shall be entitled to recover from the non-prevailing party all fees, costs and expenses, including reasonable attorneys' fees and the cost of arbitration, incurred in prosecuting the dispute.
7.5.6.
 The parties hereby exclude any right of appeal to any court on the merits of a Dispute. The provisions of this Section 7.4 may be enforced in any court having jurisdiction over the award or any of the parties or any of their respective assets, and judgment on award (including without limitation equitable relief required for enforcement of the award) may be entered in any such court.
7.5.7.
The arbitration of a Dispute under this Section 7.4 shall be governed, construed and enforced solely pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq.
8.
Miscellaneous
8.1.
Relationship of the Parties. Halcyon agrees to perform the Services hereunder solely as an independent contractor. The parties to this Agreement recognize that this Agreement does not create any actual or apparent agency, partnership or relationship of employer and employee between the parties. Halcyon is not authorized to enter into or commit the Company to any agreements, and Halcyon shall not represent itself as the agent or legal representative of the Company.
8.2.
Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, but is not assignable by any party without the prior written consent of the other parties hereto; provided, however, that the Company may assign any or all of its respective rights or obligations hereunder to any of its respective lenders as collateral security, or in connection with a sale of all or substantially all of its assets and business in either case, without the consent of Halcyon.
8.3.
Third Party Beneficiaries. This Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

8.4.
Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and (i) sent by facsimile transmission, (ii) delivered in person, (iii) mailed by first class registered or certified mail, postage prepaid, (iv) sent by electronic mail or (iv) sent by Federal Express or other overnight courier of national reputation, addressed as follows:
If to Company:
Smart Server, Inc.
4521 Sharon Road
Suite 370
Charlotte, NC 28211
Attn: Steven Berrard
If to Halcyon:
Halcyon Consulting, LLC
1431 Greenway Drive
Suite 775
Irving, TX 75038
Attn: Kartik Kakarala
With a copy to:
Offit Kurman, P.A.
8171 Maple Lawn Boulevard
Suite 200
Maple Lawn, MD 20759
Attn: Glenn D. Solomon, Esquire
or to such other address with respect to a party as such party notifies the other in writing as above provided. Each such notice or communication will be effective (i) if given by facsimile, when the successful sending of such facsimile is electronically confirmed, (ii) if given by any other means specified in the first sentence of this Section 8.4 upon delivery or refusal of delivery at the address specified in this Section 8.4. Each such notice or communication shall be deemed to have been received on the next Business Day if not received on a Business Day or if required after 5 p.m. on a Business Day
8.5.
Complete Agreement. This Agreement and the Annexes, Schedules and Exhibits and the other documents delivered by the parties in connection herewith, contain the complete agreement between the Parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings among the Parties with respect hereto and thereto.
8.6.
Indemnification. Halcyon shall defend, indemnify, and hold harmless the Company and the Company's affiliates, and each of their respective officers, directors, employees, agents, successors, and assigns (each, a "Company Indemnitee") from and against all any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees, and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers that are incurred by a Company Indemnitee ("Losses") arising out of or resulting from any third party claim, suit, action, or proceeding (each, an "Action") that results from:

8.6.1.
Halcyon's breach of any representation, warranty, covenant, or obligation of Halcyon (including any action or failure to act by any subcontractor that, if taken or not taken by Halcyon, would constitute such a breach by Halcyon) under this Agreement; or
8.6.2.
any negligence or willful misconduct in connection with the performance or activity required by or conducted in connection with this Agreement by Halcyon or any of its subcontractors in connection with performing Services under this Agreement.
8.7.
Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.
8.8.
Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by all Parties.
8.9.
Waiver. Any Party may extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the covenants, agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by the Party granting such extension or waiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
8.10.
Governing Law; Consent to Jurisdiction. This Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its rules of conflict of laws, and, as applicable, U.S. federal law.
8.11.
Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

8.12.
Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.
8.13.
Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or electronic mail transmission), each of which will be deemed an original, but all of which together will constitute one and the same instrument.
8.14.
Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The words "include," "includes" or "including" (or any other tense or variation of the word "include") in this Agreement shall be deemed to be followed by the words "without limitation." When reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.
Smart Server, Inc. By:/s/ Marshall Chesrown Name: Marshall Chesrown Its: Chier Executive Officer	Halcyon Consulting, LLC By: /s/ Kartik Kakarala Name: Kartik Kakarala Its: CEO

[Signature Page to Smart Server, Inc. Services Agreement with Halcyon Consulting, LLC]

EXHIBIT A
Technology:
The "Technology" refers to the inventory management, functionality software product for the powersports, recreational vehicles and marine industries (which includes, but is not limited to, motorcycles, personal watercraft, all-terrain vehicles and personal watercraft) commonly known as CyclePro and all of its variants held by Halcyon, its affiliates or subsidiaries, which includes but is not limited to all designs, source code, databases, user interfaces, functionality, documentation, brands, media, logos, artwork, domain names, business processes and derivative works that may be known by other names, as well as any updates, enhancements, modifications, adaptations, error corrections or improvements thereto developed under this Agreement or otherwise provided by the Company to Halcyon to work on under this Agreement.
Services:
Development Services
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Halcyon shall initially make up to 15 full time equivalent resources available to the Company to perform software design, development, corrections, testing, delivery, installation, configuring, integration and customization upon request. Halcyon shall ensure all Technology complies with the specifications therefor.
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The Company may increase or decrease the utilization of such resources — or the allocation of such resources (e.g., switching developers for quality assurance personnel) upon ten (10) business days' prior written notice.
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Halcyon personnel will work side-by-side with Company personnel and contractors upon request by, and at the direction of, the Company. Such direction shall include working on developments within the Company's product roadmap for the Technology.
Documentation
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Prior to or concurrently with the delivery of any software hereunder, Halcyon shall provide the Company with complete and accurate documentation for such software, such documentation including, but not limited to, all user manuals, operating manuals, technical manuals, and any other instructions, specifications, documents, and materials, in any form or media, that describe the functionality, installation, testing, operation, use, maintenance, support, and technical and other components, features, and requirements of any software that, collectively, includes all such information as may be reasonably necessary for the effective installation, testing, use, support, and maintenance of the applicable software by the Company, including the effective configuration, integration, and systems administration of the software and performance of all other functions set forth in the specifications.

On-Going Support Services
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Halcyon shall devote staff to address bugs identified in the Technology by the Company.
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With respect to bugs, errors or other performance issues that the Company identifies as critical (i.e., materially impacting performance of the Technology and operation of the Company or its customers), Halcyon shall, upon the Company's request, work to address the bug within 24 hours of becoming aware of the issue and to resolve the bug as soon as is reasonably practical.

Hourly Rates:
The following * rates apply for the * of the Term: *
* Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential treatment